UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 20, 2003


                            SECURITY BIOMETRICS, INC.
               (Exact Name Of Registrant As Specified In Charter)


          NEVADA                      0-30711                    98-0209119
(State Or Other Jurisdiction        (Commission                (Irs Employer
    Of  Incorporation)             File  Number)            Identification  No.)


                          1410-1030 WEST GEORGIA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6E 2Y3
                                 (604) 609-7749

    (Address And Telephone Number Of Registrant's Principal Executive Offices)


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     Security Biometrics, Inc. (the "Company") has entered into a Stock And Note Transfer Agreement (the "Transfer Agreement") with Pan Pacifica Ltd. ("Pan Pacifica"). Pursuant to the Transfer Agreement, effective as of August 20, 2003, the Company transferred to Pan Pacifica (i) all of the outstanding shares of Datadesk Technologies, Inc. ("Datadesk"), previously a wholly-owned subsidiary of the Company, and (ii) a promissory note payable to the Company made by Datadesk in the principal amount of $1,000,000, together with the related security interest in the assets of Datadesk.

     The Transfer Agreement was entered into simultaneously with a settlement agreement between the Company and Robert Solomon, the Company's Chief Technology Officer from June 28, 2002 through June 24, 2003. Mr Solomon was the president of Datadesk and its largest shareholder until the June 28, 2002 merger of a wholly-owned subsidiary of the Company with and into Datadesk, pursuant to which Datadesk became a wholly-owned subsidiary of the Company.

     The transfers to Pan Pacifica pursuant to the Transfer Agreement were partial consideration for the release by Mr. Solomon of the Company and certain other related parties from any claims that Mr. Solomon may have had against them as of the date of the settlement agreement. The Company also released Solomon from any claims it may have had against him as of the date of the settlement agreement. In connection with the settlement, the Company also transferred to Pan Pacifica immediately available funds in the amount of $151,019.94, to be used as working capital by Pan Pacifica.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SECURITY  BIOMETRICS,  INC.




Date:  September  4,  2003                    By:     /s/  Michel  Berty
                                                      ------------------
                                              Michel  Berty
                                              Chief  Executive  Officer


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                            SECURITY BIOMETRICS, INC.

                                INDEX TO EXHIBITS


EXHIBIT  NUMBER          DESCRIPTION
---------------          -----------

2.1 Stock And Note Transfer Agreement, effective as of August 20, 2003, by and between Security Biometrics, Inc. and Pan Pacifica Ltd.


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